Exhibit 99.1

News Release

Celanese Corporation

222 West Las Colinas Blvd.

Suite 900N

Irving, Texas 75039

Celanese Announces Early Results And Upsizing Of Cash Tender Offer Of Certain Celanese US Holdings LLC Debt Securities

DALLAS (August 24, 2023) – Celanese Corporation (NYSE: CE) (“Celanese”), a global chemical and specialty materials company, today announced the early results of the previously announced tender offer (the “Tender Offer”) by its direct wholly-owned subsidiary Celanese US Holdings LLC (the “Company”), to purchase the outstanding notes listed in the table below (collectively, the “Notes” and each a “Series” of Notes). Additionally, the Company announced the increase of the Maximum Aggregate Purchase Price from $1.75 billion to an amount sufficient to accept up to $2.25 billion aggregate principal amount of the Notes (the “Maximum Aggregate Purchase Price”). The Company has also increased each Series Cap, so as to (i) accept all the Notes with Acceptance Priority Level 1 and (ii) accept up to $750 million aggregate principal amount of the Notes in Acceptance Priority Level 2, in each case, that were validly tendered and not validly withdrawn as of the Early Tender Deadline.

Except as described in this press release, all other terms and conditions of the Tender Offer remain unchanged and are described in the Offer to Purchase dated August 10, 2023 (the “Offer to Purchase”). The Financing Condition for the Tender Offer as described in the Offer to Purchase has been satisfied. Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

According to the information provided by D.F. King & Co., Inc., $2,733,678,000 in aggregate principal amount of the Notes were validly tendered and not validly withdrawn as of the Early Tender Deadline. In addition, the aggregate principal amount of each Series of Notes that were validly tendered and not validly withdrawn as of the Early Tender Deadline is set forth in the table below.

Title of Security	CUSIP / ISIN	Acceptance Priority Level	Aggregate Principal Amount Outstanding Prior to the Tender Offer	Aggregate Principal Amount Tendered as of the Early Tender Deadline (1)	Aggregate Principal Amount Expected to Be Accepted for Purchase	Final Proration Factor (2)
5.900% Senior Notes due 2024	15089Q AR5/ US15089QAR56	1	$2,000,000,000	$1,472,890,000	$1,472,890,000	100.0%
6.050% Senior Notes due 2025	15089Q AL8/ US15089QAL86	2	$1,750,000,000	$1,030,346,000	$749,996,000	73.0%
3.500% Senior Notes due 2024	15089Q AJ3/ US15089QAJ31	3	$500,000,000	$230,442,000	$27,114,000	11.9%

(1) As reported by D.F. King & Co., Inc., the tender and information agent for the Tender Offer.

(2) The final proration factor has been rounded to the nearest tenth of a percentage point for presentation purposes.

Because the total aggregate principal amount of the Notes validly tendered prior to the Early Tender Deadline exceeds $2.25 billion of Notes to be accepted, the Company does not expect to accept any further tenders of Notes. The Company will accept for payment up to the Maximum Aggregate Purchase Price of Notes validly tendered and not validly withdrawn as shown in the table above and in accordance with the acceptance priority levels specified in the table above and on the cover page of the Offer to Purchase.

Holders of Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline and accepted for purchase will be eligible to receive the applicable Total Tender Offer Consideration (as defined in the Offer to Purchase), which includes an Early Tender Premium (as defined in the Offer to Purchase) of $30 per $1,000 principal amount of Notes. The applicable Total Tender Offer Consideration will be determined by reference to a fixed spread specified for such Series of Notes over the yield based on the bid-side price of the applicable U.S. Treasury Security, as described in the Offer to Purchase.

The Total Tender Offer Consideration will be calculated by the Dealer Managers (identified below) for the Tender Offer at 10:00 a.m., New York City time, today, August 24, 2023.

All payments for Notes purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on the principal amount of Notes tendered and accepted for purchase from the last interest payment date applicable to the relevant Series of Notes up to, but not including, the early settlement date, which is currently expected to be August 25, 2023 (the “Early Settlement Date”). In accordance with the terms of the Tender Offer, the withdrawal deadline was 5:00 p.m., New York City time, on August 23, 2023. As a result, tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Company).

Notes that have been validly tendered and not validly withdrawn at or before the Early Tender Deadline and are accepted in the Tender Offer will be purchased, retired and cancelled by the Company on the Early Settlement Date.

BofA Securities, Inc., J.P. Morgan Securities LLC and TD Securities (USA) LLC are the Lead Dealer Managers for the Tender Offer. D.F. King & Co., Inc. is the Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact BofA Securities, Inc. at +1 (888) 292-0070 (toll-free) or +1 (980) 387-5602 (collect) or debt_advisory@bofa.com, J.P. Morgan Securities LLC at +1 (866) 834-4666 (toll free) or +1 (212) 834-3554 (collect) or TD Securities (USA) LLC (toll-free) at +1 (866) 584-2096 (collect). Questions regarding the tendering of Notes and requests for copies of the Offer to Purchase and related materials should be directed to D.F. King & Co., Inc. at (212) 269-5550 (for banks and brokers) or (800) 317-8033 (all others, toll-free) or email CE@dfking.com.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase and the information in this news release is qualified by reference to the Offer to Purchase dated August 10, 2023. There is no separate letter of transmittal in connection with the Offer to Purchase. None of the Company, Celanese, the Celanese Board of Directors, the Lead Dealer Managers, the Tender Agent and Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

About Celanese

Celanese Corporation is a global chemical leader in the production of differentiated chemistry solutions and specialty materials used in most major industries and consumer applications. Our businesses use the full breadth of Celanese's global chemistry, technology and commercial expertise to create value for our customers, employees, shareholders and the corporation. As we partner with our customers to solve their most critical business needs, we strive to make a positive impact on our communities and the world through The Celanese Foundation. Based in Dallas, Celanese employs approximately 13,000 employees worldwide and had 2022 net sales of $9.7 billion. For more information about Celanese Corporation and its product offerings, visit www.celanese.com.

Forward-Looking Statements:

This release may contain “forward-looking statements,” which include information concerning the expected timing for completion of the Tender Offer and the expected settlement date thereof, other terms of the Tender Offer including the General Condition, and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements contained in this release. Numerous other factors, many of which are beyond Celanese’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in Celanese’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and Celanese undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Celanese Contacts:

Investor Relations	Media Relations – Global	Media Relations Europe (Germany)
Brandon Ayache	Brian Bianco	Petra Czugler
+1 972 443 8509	+1 972 443 4400	+49 69 45009 1206
brandon.ayache@celanese.com	media@celanese.com	petra.czugler@celanese.com